EXHIBIT 5

U S WEST, Inc.
1801 California Street
Denver, Colorado  80202

Thomas O. McGimpsey
Senior Attorney and
Assistant Secretary

June 25, 1999



U S WEST, Inc.
1801 California Street
Denver, Colorado  80202

Ladies and Gentlemen:

I refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed by U S WEST, Inc. a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on June 25, 1999. The Registration Statement covers 5,000,000 shares of $.01 par value per share Common Stock of the Company (the "Shares") which may be issued from time to time in connection with the 1999 U S WEST Non-Executive Stock Plan (the "Plan").

I have made such legal and factual examinations and inquiries as I have deemed advisable for the purpose of rendering this opinion. I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of the Shares. Based on my examination and inquiries, it is my opinion that the Shares, upon issuance thereof in accordance with the terms of the Plan will be validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ THOMAS O. McGIMPSEY

Thomas O. McGimpsey